UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2009

Cell Genesys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 525, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2009, Cell Genesys, Inc. (the “Company”) settled its offer to exchange (the “Exchange Offer”) for each $1,000 principal amount of the Company’s outstanding 3.125% Convertible Senior Notes due November 1, 2011 (the “Existing Notes”): (i) 205.8824 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), plus (ii) a cash payment of $500.00 plus accrued and unpaid interest on such $1,000 principal amount of the Existing Notes to, but excluding the settlement date of the Exchange Offer, plus (iii) $310.00 principal amount of our 3.125% Convertible Senior Notes due May 1, 2013 (the “New Notes”), upon the terms and subject to the conditions set forth in the Company’s Offer to Exchange, dated May 22, 2009, as amended (the “Offer to Exchange”), and the related Letter of Transmittal. The Company accepted for exchange pursuant to the Exchange Offer $67,073,000 in aggregate principal amount of the Existing Notes (the “Accepted Notes”) from the holders thereof (the “Holders”). As of immediately following settlement of the Exchange Offer, $1,234,000 in aggregate principal amount of the Existing Notes were outstanding.

At settlement of the Exchange Offer, in exchange for the Accepted Notes, the Company issued to the Holders 13,809,136 shares of the Company’s Common Stock, $20,783,000 in aggregate principal amount of the New Notes and paid to the Holders an aggregate of $33,854,717.07 in cash, which includes accrued and unpaid interest on the Accepted Notes through June 23, 2009 and if applicable, cash in lieu of (i) fractional shares of the Company’s Common Stock and (ii) the difference between rounded and unrounded principal amounts of the New Notes, rounded down to nearest whole cent.

The New Notes were issued pursuant to the Indenture, dated as of June 24, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), entered into immediately prior to the settlement of the Exchange Offer.

The New Notes are:

•	limited to $20,783,000 in aggregate principal amount;

•

accruing interest at the rate of 3.125% per annum starting on the settlement date of the Exchange Offer, which interest is payable on the New Notes by the Company on May 1 and November 1 of each year through maturity, commencing on November 1, 2009;

•

the Company’s general, unsecured obligations, ranking equally with all of the Company’s existing and future unsubordinated, unsecured indebtedness and senior in right of payment to any subordinated indebtedness, but the New Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the related security, and structurally subordinated to all existing and future liabilities and other indebtedness of the Company’s subsidiaries;

•

convertible, at each Holder’s option and at any time prior to the close of business on the business day prior to May 1, 2013, into the Company’s Common Stock at an initial conversion price of $0.68 per share, such that the New Notes shall initially be convertible into 1,470.5882 shares of Common Stock per $1,000 principal amount of the New Notes, subject to adjustment, including an adjustment to increase the number of shares issuable if a Holder converts such Holder’s New Notes under certain circumstances in connection with a change of control transaction;

•

subject to repurchase by the Company at each Holder’s option if a fundamental change occurs, at a repurchase price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest (and additional amounts, if any) to, but not including, the repurchase date;

•

subject to redemption for cash by the Company at any time on or after May 1, 2011, in whole or in part, at a redemption price equal to 100% of the principal amount of the New Notes if the closing price of the Company’s Common Stock has exceeded 150% of the conversion price then in effect for at least 20 trading days in any period of 30 consecutive trading days ending on the trading day prior to the mailing of the notice of redemption; and

•	due on May 1, 2013, unless earlier converted, redeemed by the Company at each Holder’s option, or repurchased by the Company at each Holder’s option.

The Indenture does not contain any financial covenants and does not restrict the Company or its subsidiaries from paying dividends, incurring additional debt or issuing or repurchasing the Company’s other securities. In addition, the Indenture does not protect the Holders in the event of a highly leveraged transaction or a fundamental change of the Company except in certain circumstances specified in the Indenture.

No sinking fund is provided for the New Notes. The New Notes are not subject to defeasance. The New Notes are issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. No service charge will be made for any registration of transfer or exchange of New Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company will not issue fractional shares of Common Stock upon conversion of the New Notes. Instead, the Company will pay cash to the Holders in an amount equal to the market value of that fractional share based upon the closing sale price of the Common Stock on the trading day immediately preceding the conversion date. The Holders may convert their New Notes only in denominations of $1,000 and integral multiples of $1,000. The issuance and delivery of any shares of Common Stock upon the conversion of the New Notes by a Holder will be limited so that such Holder would not become a beneficial owner of more than 19.9% of the shares of Common Stock outstanding at the time, subject to certain exceptions.

The Holders may present the New Notes for conversion, registration of transfer and exchange, without service charge, at the Company’s office or agency in New York City, which shall initially be the office or agency of the trustee in New York City.

If there is an Event of Default (as defined in the Indenture), the principal of and premium, if any, on all the New Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. Each of the following is an Event of Default under the Indenture:

(1)	the Company’s failure to pay when due the principal of any of the New Notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

(2)	the Company’s failure to pay an installment of interest (including additional amounts, if any) on any of the New Notes for 30 days after the date when due;

(3)	the Company’s failure to perform or observe any other term, covenant or agreement contained in the New Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the New Notes then outstanding;

(4)	a default under any indebtedness for money borrowed by the Company or any of its subsidiaries that is a “significant subsidiary” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) the aggregate outstanding principal amount of which is in an amount in excess of $10.0 million, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the New Notes then outstanding, which default:

¡	is caused by a failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged; or

¡	results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled or such indebtedness is discharged; and

(5)	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its subsidiaries that is a significant subsidiary.

The foregoing summary of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (including the form of New Notes included therein), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the New Notes to the Holders pursuant to the Exchange Offer in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof, on the basis that the New Notes issued pursuant to the Exchange Offer were issued to the Company’s existing security holders exclusively and solely for the Accepted Notes, and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting tenders of the Existing Notes pursuant to the Exchange Offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 24, 2009, between Cell Genesys, Inc. and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

June 29, 2009	By:	/s/ Sharon E. Tetlow
		Name:	Sharon E. Tetlow
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of June 24, 2009, between Cell Genesys, Inc. and U.S. Bank National Association, as trustee.